Exhibit 10.22

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of February 7, 2011, by and between LOGIC Devices Incorporated, a California corporation, (the 27: "Company"), and Howard L. Farkas, a Colorado resident, (the "Purchaser").

RECITALS:

A.     The Company desires to obtain an infusion of additional capital to fund new product development and introductions.

B.     The Company desires to obtain such infusion of additional capital through the sale of shares of common stock, no par value per share (“Common Stock”), of the Company on the terms and conditions hereinafter set forth.

C.     The Purchaser desires to purchase shares of Common Stock each in an aggregate amount of $50,000 on the terms and conditions hereinafter set forth.

AGREEMENTS:

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

1.1   AGREEEMENT TO PURCHASE AND SELL SHARES. Subject to the terms and conditions of this Agreement, at the Closing (as herein defined), the Company shall sell and issue to the Purchaser, 64,935 shares of Common Stock (the shares of Common Stock purchased by the Purchaser, the “Purchased Shares”) for an aggregate purchase price of $50,000.00 and a per share purchase price of $0.77 (such amount being equal to the Nasdaq Capital Market closing transaction price of the Common Stock on the date hereof).

1.2   MANNER OF DELIVERY OF SHARES AND PAYMENT THEREFOR. At the Closing, the Company shall deliver to the Purchaser a certificate representing 64,935 shares of Common Stock registered in the name of such Purchaser. The $50,000 purchase price paid by the Purchaser shall be paid by check, wire transfer of immediately available funds, or other method acceptable to the Company.

1.3   CLOSING. The closing (the “Closing”) of the sale and purchase of the shares of Common Stock pursuant to this Agreement shall take place at the offices of the Company on February 7, 2011 (the “Closing Date”) or at such earlier date or other place as are mutually agreeable to the Company and the Purchaser. Notwithstanding the preceding sentence, the Closing shall not occur unless the conditions set forth in Article IV have been satisfied or waived.

ARTICLE II

ACKNOWLEDGEMENTS OF THE PURCHASER

The Purchaser acknowledges the following:

2.1   NO REGISTRATION. The shares of Common Stock offered hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and state securities laws. The shares of Common Stock offered hereby have not been approved or disapproved by the Securities and Exchange Commission or the securities regulatory agency of any state, nor have any of the foregoing authorities passed upon or endorsed the merits of this offering. The shares of Common Stock offered hereby may not be sold, transferred, or otherwise disposed of except in compliance with applicable securities laws and other laws governing the offer and sale of such shares.

2.2   RESTRICTIONS, INFORMATION. Purchaser agrees that he will not sell or otherwise transfer the Purchaser’s Purchased Shares unless they are registered or exempt from registration under the Securities Act. It is understood that all documents, records, and books pertaining to this investment have been made available for inspection by the Purchaser.

2.3   ECONOMIC RISK. Because the Purchased Shares have not been registered under the Securities Act, or certain applicable state securities laws, the economic risk of the investment must be borne by the Purchaser and the Purchased Shares cannot be sold unless subsequently registered under the Securities Act and such state securities laws, or unless an exemption from such registration is available. In the case of any transfer of any Purchased Shares other than pursuant to a registration statement, the Purchaser agrees to furnish an opinion of counsel customary for opinions of such kind to the Company to the effect that a proposed transfer complies with applicable federal and state laws.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1   REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser as follows:

A.     The execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate action. The Company has the full right, power and authority to execute, deliver, and consummate this Agreement and the transactions provided for herein, without the consent or approval of, notice to, or registration with any person, association, entity, or governmental authority other than the Nasdaq Stock Market, Inc., and, assuming the due and valid execution of this Agreement by the Purchaser, this Agreement represents the valid and binding obligation of the Company, enforceable against the Company and effective in accordance with its terms.

B.     The execution, delivery, performance, and consummation of this Agreement and the transactions provided for herein do not and will not violate:  (i) any contract, agreement, or other commitment to which the Company is a party, or by which the Company is bound; (ii) the Company’s Articles of Incorporation or bylaws, or (iii) any order, writ, injunction, decree, statute, ordinance, rule, or regulation applicable to the Company.

C.     The issuance of the Purchased Shares has been duly authorized by all necessary corporate action. The Purchased Shares, when issued and delivered to Purchaser, shall be validly issued, fully paid and nonassessable, and shall be free and clear of all options, proxies, voting trusts, voting agreements, judgments, pledges, charges, escrows, rights of first refusal or first offer, mortgages, indentures, claims, transfer restrictions, liens, equities, security interests, and other encumbrances of every kind and nature whatsoever, whether arising by operation of law or otherwise.

D.     The Company is a Company duly existing under the laws of the State of California, and has the full power and authority to own its property and conduct its business as presently conducted by it and is in good standing and duly qualified in each jurisdiction where, because of the nature of its respective activities or properties, such qualification is required.

3.2.   REPRESENTATIONS AND WARRANTIES OF PURCHASER. The Purchaser hereby represents and warrants to the Company as follows:

A.     The Purchaser has the full right, power, and authority to execute, deliver, and consummate this Agreement and the transactions provided for herein, without the consent or approval of, notice to, or registration with any person, association, entity, or governmental authority other than the Nasdaq Stock Market, Inc., and, assuming the due and valid execution of this Agreement by the Company, this Agreement represents the valid and binding obligation of the Purchaser, enforceable against the Purchaser and effective in accordance with its terms.

B.     The execution, delivery, performance, and consummation of this Agreement and the transactions provided for herein do not and will not violate: (i) any contract, agreement, or other commitment to which the Purchaser is a party, or by which the Purchaser is bound or (ii) any order, writ, injunction, decree, statute, ordinance, rule, or regulation applicable to the Purchaser.

C.     The Purchaser has the financial ability to bear the economic risk of the Purchaser’s investment in the Purchased Shares and has no need for liquidity in this investment in the Purchased Shares.

D.     The Purchaser is an accredited investor as that term is defined in Rule 501 promulgated under the Securities Act.

E.      The Purchaser has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Purchased Shares.

F.      The Purchaser has evaluated and understands the risks and terms of investing the Purchased Shares.

G.     The Purchaser is acquiring the Purchased Shares for his account for investment purposes only.

ARTICLE IV

CONDITIONS TO CLOSING

The obligations of the Company and of the Purchaser under this Agreement are subject to the fulfillment or waiver of the Company (in the case of the conditions of the Company) or by such Purchaser (in the case of the conditions of such Purchaser) of all of the following conditions prior to the Closing Date:

4.1   ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each representation or warranty of the Company (in the case of the Purchaser) or of the Purchaser (in the case of the Company) contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

4.2   EXECUTION OF REGISTRATION RIGHTS AGREEMENT. A registration rights agreement, with terms mutually satisfactory to the Company and the Purchaser, dated as of the Closing Date, shall have been executed and delivered by the Company and the Purchaser.

ARTICLE V

POST-CLOSING COVENANT

The Company shall apply for and take all other actions necessary to cause the listing of the Purchased Shares for quotation and trading on the Capital Market System of the Nasdaq Stock Market, Inc. promptly following the Closing unless such Purchased Shares have been so listed on or prior to the Closing Date.

ARTICLE VI

STOCK CERTIFICATE LEGEND

In addition to any other legends required by Agreement or required by law, each stock certificate issued pursuant to this Agreement shall bear the following legends in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE LAW, AND SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS: (A) THEY ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE LAW; OR (B) SUCH SALE OR TRANSFER IS EXEMPT FROM SUCH REGISTRATION AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL CUSTOMARY FOR OPINIONS OF SUCH KIND TO THE EFFECT THAT SUCH SALE OR TRANSFER IS SO EXEMPT.

ARTICLE VII

MISCELLANEOUS

7.1   PRINCIPALS OF CONSTRUCTION. In this Agreement, unless otherwise stated or the context otherwise requires, the following usages apply: (a) headings are inserted for convenience of reference only and are not a part of, nor shall they affect any construction or interpretation of this Agreement; (b) all references to articles, sections, schedules, and exhibits are to articles, sections, schedules, and exhibits in or to this Agreement unless otherwise specified; (c) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or successor, as in effect at the relevant time; (d) references to a governmental or quasi-governmental agency, authority, or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority, or instrumentality; (e) “including” means “including, but not limited to”; and (f) unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and includes all genders.

7.2   NOTICES. All notices or other communications that are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by confirmed facsimile or email, sent by reputable overnight courier, or sent by registered or certified mail, postage prepaid, return receipt requested, addressed, in the case of the Purchaser, to the address for such Purchaser set forth in the books and records of the Company and, in the case of the Company, to the attention of the Chief Financial Officer at the address of the executive offices of the Company set forth in the most recent filing of the Company under the Securities Exchange Act of 1934, as amended. Any such communication shall be deemed to have been given when delivered if delivered personally or by confirmed facsimile or email, on the first business day after dispatch if sent by reputable overnight courier, and on the third business day after posting if sent by certified mail.

7.3    MODIFICATION. Neither this Agreement nor any provisions hereof shall be waived, modified, discharged, or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge, or termination is sought.

7.4   ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and there are no representations, covenants, or other agreements except as stated or referred to herein.

7.5   SEVERABILITY. Each provision of this Agreement is intended to be severable from every other provision, and the invalidity or illegality of any portion hereof shall not affect the validity or legality of the remainder hereto.

7.6   ASSIGNABILITY. This Agreement is not transferrable or assignable by any of the parties hereto.

7.7   COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

7.8   GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

LOGIC DEVICES INCORPORATED

A California Corporation

By:

Kimiko Milheim

Chief Financial Officer

PURCHASER:

Howard L. Farkas